INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-72788 of U.S.B. Holding Co., Inc. on Form S-3 and Registration Statement Nos. 333-75317, 333-56169, 333-43797, 333-27451, 33-80678 and 2-90674 of U.S.B.
Holding Co., Inc. on Forms S-8 of our report dated January 29, 2001 incorporated by reference in the Annual Report on Form 10-K of U.S.B. Holding Co., Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Stamford, Connecticut
March 29, 2001